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                                                                    EXHIBIT 23.0

                          Independent Auditors' Consent



The Board of Directors and Stockholders
FSI International, Inc."

         We consent to incorporation by reference in the registration statements (No.'s 33-29494, 33-39919, 33-33649, 33-33647, 33-39920, 33-42893, 33-77852,
33-77854, 33-60903, 333-30675, 333-19677, 333-19673, 333-01509, 333-50991,
333-94383, 333-96275 and 333-61164) on Form S-8 of FSI International, Inc. of our reports dated October 12, 2001, relating to the consolidated balance sheets of FSI International, Inc. and subsidiaries as of August 25, 2001 and August 26, 2000, and the related consolidated statements of operations, stockholders' equity and cash flows and related schedule for each of the fiscal years in the three-year period ended August 25, 2001, which reports appear in the August 25, 2001 annual report on Form 10-K of FSI International, Inc.

         Our report refers to a change of accounting for revenue recognition based on guidance provided in SEC Staff Accounting Bulletin No. 101 (SAB 101), "Revenue Recognition in Financial Statements."

/s/ KPMG

Minneapolis, Minnesota
November 2, 2001